SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 15, 2005

(Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	Commission File Number:	77-0416458
(State or other jurisdiction of incorporation or organization)	000-30713	(I.R.S. Employer Identification No.)

950 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices, including zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 15, 2005, Lonnie Smith, the President and Chief Executive Officer of Intuitive Surgical, Inc. (“Intuitive Surgical”), Richard Kramer, a director of Intuitive Surgical, Gary Guthart, Intuitive Surgical’s Senior Vice President, Product Operations, Jerome McNamara, Intuitive Surgical’s Senior Vice President, Worldwide Sales, and Eric Miller, Intuitive Surgical’s Senior Vice President of Marketing, entered into written trading plans with Citigroup Global Markets, Inc.’s Smith Barney Division in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Trading under Mr. Smith’s plan will begin as early as November 1, 2005 and end on September 15, 2006, unless terminated earlier, and authorizes the sale of up to 90,000 shares of common stock of Intuitive Surgical. Trading under Mr. Kramer’s plan will begin as early as August 19, 2005 and end on July 5, 2007, unless terminated earlier, and authorizes the sale of up to 20,000 shares of common stock of Intuitive Surgical. Trading under Mr. Guthart’s plan will begin as early as October 31, 2005 and end on November 9, 2006, unless terminated earlier, and authorizes the sale of up to 69,500 shares of common stock of Intuitive Surgical. Trading under Mr. McNamara’s plan will begin as early as August 18, 2005 and end on September 15, 2006, unless terminated earlier, and authorizes the sale of up to 75,000 shares of common stock of Intuitive Surgical. Trading under Mr. Miller’s plan will begin as early as August 18, 2005 and end on September 15, 2006, unless terminated earlier, and authorizes the sale of up to 41,875 shares of common stock of Intuitive Surgical. Reports of the details of actual sales under each of the plans will be filed by Messrs. Smith, Kramer, Guthart, McNamara and Miller, respectively, in accordance with the Securities and Exchange Commission’s regulations.

Other directors and officers of Intuitive Surgical may from time to time enter into similar trading plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

INTUITIVE SURGICAL, INC.

Date: August 17, 2005	By	/s/ Lonnie M. Smith
	Name:	Lonnie M. Smith
	Title:	Chief Executive Officer